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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 18, 2001

                          REGIONS FINANCIAL CORPORATION
                          -----------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                        0-6159                      63-0589368
----------------                -------------              -------------------
(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)              Identification No.)
incorporation)

    417 North 20th Street, Birmingham, Alabama               35203
   --------------------------------------------           -----------
     (Address of principal executive offices)             (Zip code)

                                 (205) 944-1300
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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Item 5. Other Events.

      On October 18, 2001, we disseminated information concerning results of operations and financial condition as of and for periods ended September 30, 2001. The information was disseminated to the public by means of a press release and the furnishing of the information under Item 9 of Form 8-K, pursuant to Regulation FD. We are filing this report on Form 8-K so that selected portions of the information will be incorporated by reference in registration statements we have filed under the Securities Act of 1933.

      For the third quarter ended September 30, 2001, Regions reported net income of $135.2 million or $.59 per share (or $.59 per diluted share), representing a 6% increase in net income (and a 2% increase on a per share basis) over the same period of 2000. For the nine months ended September 30, 2001, Regions reported net income of $370.8 million or $1.66 per share (or $1.64 per diluted share), representing an 8% decrease on a per-share basis in net income over the comparable period of 2000. As of September 30, 2001, Regions had total consolidated assets of approximately $45.7 billion, total consolidated deposits of approximately $30.6 billion, and total consolidated stockholders' equity of approximately $3.9 billion. The return on average total assets for the nine months ended September 30, 2001 was 1.11%, and the return on average stockholders' equity was 13.44%. At September 30, 2001, the ratio of stockholders' equity to total assets was 8.64%.

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                                 SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 REGIONS FINANCIAL CORPORATION
                                         (Registrant)


                                 By: /s/  Ronald C. Jackson

                                 Ronald C. Jackson
                                 Senior Vice President


Date: October 25, 2001

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